Filed by Google Inc.

Pursuant to Rule 433 under the Securities Act of 1933

Registration Statement on Form S-3: No. 333-142243

On August 10, 2007, Google Inc. provided the following written statement regarding Google’s Transferable Stock Option Program to the San Jose Mercury News and The New York Times:

“We’re very pleased with this program. The market for these options is working very efficiently, bringing prices for Googlers that are generally comparable to the prices we would expect to see in a public market.”

Google has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about Google and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Google will arrange to send you the prospectus if you request it by calling toll-free 1-866-468-4664 or sending an e-mail to investors@google.com.